UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2017

Hardinge Inc.
(Exact name of registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Hardinge Drive Elmira, NY		14902
(Address of principal executive offices)		(Zip Code)
(607) 734-2281
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 8.01.    Other Events.
On November 2, 2017, Hardinge Inc. (“Hardinge”) issued a press release conforming that Privet Fund LP and Privet Fund Management LLC (“Privet”) indicated to Hardinge that Privet is currently evaluating a potential transaction to acquire all of the outstanding shares of Hardinge common stock that it does not already own at a price of $17.25 per share. In connection with Privet’s indication of interest, the Hardinge board of directors formed a Strategic Alternatives Committee (the “Committee”) comprised of Christopher DiSantis (chairperson), Mitchell Quain and Tony Tripeny, each of whom confirmed to the board of directors that he is independent and disinterested with respect to Privet. Consistent with its fiduciary duties and in consultation with its independent financial and legal advisors, the Committee will carefully review Privet’s indication of interest in the context of all relevant factors and determine the course of action that it believes is in the best interests of Hardinge and its shareholders. A copy of this press release is filed as Exhibit 99.1 hereto, and is incorporated by reference in its entirety to this Item 8.01.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated as of November 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hardinge Inc.
(Registrant)
Date	November 2, 2017
/s/ Christopher DiSantis
Christopher DiSantis Chairman